# SALE AND PURCHASE OF SHARES AGREEMENT

THIS AGREEMENT made effective the 1st day of July, 2005.

BETWEEN:

**Terry Bowering**, a resident of the City of Regina, in the Province of Saskatchewan

(hereinafter called the "Vendor")

OF THE FIRST PART

AND:

**Allstar Restaurants**, a Nevada corporation with its registered address at 3155 East Partick Lane, Suite 1 Las Vegas, Nevada, USA

(hereinafter called the "Purchaser")

OF THE SECOND PART

WHEREAS:

A. The Vendor is the registered and beneficial owner of 100 Class "A" shares (hereinafter referred to as the "Shares") in the capital stock of Fastserve Foods Inc., a body corporate duly incorporated pursuant to the laws of the Province of Saskatchewan, with head office in the City of Regina, Province of Saskatchewan (hereinafter referred to as the "Company"); and

B. The Vendor has agreed to sell, transfer and assign to the Purchaser, and the Purchaser has agreed to purchase from Vendor the Shares for the consideration and subject to the terms and conditions hereinafter provided for in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants, agreements, warranties and payments herein set forth and provided for, the parties hereto respectively covenant and agree as follows:

1. Subject to the terms and conditions hereof, the Vendor covenants and agrees to sell, assign and transfer to the Purchaser, and the Purchaser covenants and agrees to purchase from the Vendor, effective the 1st day of July, 2005 (herein referred to as the "Closing Date").

2. As consideration for the Shares, the Purchaser shall issue to the Vendor 5,000,000 units of its common stock at US $0.005 per unit.

3. The Vendor represents, warrants and acknowledges that the Purchaser is relying upon such covenants, representations and warranties in connection with this Agreement:

(a) the Shares are owned by the Vendor as the beneficial owner of record with a good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever;

(b) no person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor of any of the Shares;

(c) the Vendor is a resident of Canada within the meaning of the Income Tax Act (Canada);

(d) that from and after the Closing Date the Vendor shall have no further right or interest in the Shares, save and except his right to receive the consideration as herein set forth.

4. The Vendor covenants and agrees with the Purchaser that it will, take all necessary steps and proceedings as approved by counsel for the Purchaser to permit all of the Shares to be duly and regularly transferred to the Purchaser, including without limiting the generality of the foregoing, delivery to the Purchaser of certificates representing the Shares to be purchased by the Purchaser from the Vendor, duly endorsed for transfer to the Purchase and accompanied by resolutions authorizing the transfer of the Shares to and in favour of the Purchaser.

5. The covenants, representations and warranties of the Vendor contained herein and contained in any document or certificate given pursuant hereto shall survive the closing of the purchase and sale of the Shares, as herein provided for, and notwithstanding such closing nor any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser.

6. The Vendor covenants and agrees with the Purchaser that in the event of a tax reassessment against the Company respecting any period prior to the Closing Date, the Vendor shall be responsible for and pay his proportionate share of any actual liability arising from such reassessment, such proportionate share to be based on the Vendor's percentage shareholding in the Company immediately prior to the Closing Date.

7. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Saskatchewan.

9. Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals on the day and year first above written.

SIGNED, SEALED AND DELIVERED
in the presence of:

Witness

Terry Bowering

**Allstar Restaurants**

(Seal)

Per:

# TRANSFER OF SHARES

Terry Bowering of Regina, Saskatchewan, in consideration of the issuance to me of 5,000,000 units of common stock of Allstar Restaurants (hereinafter referred to as the "Transferee") at US $0.005 per unit, do hereby transfer to the said Transferee, 100 Class A shares in the capital stock of Fastserve Foods Inc., to hold unto the said Transferee and its respective successors and assigns, subject to the several conditions on which I held the same at the time of the execution hereof, and the said Transferee does hereby agree to take the said shares subject to the conditions aforesaid.

Dated this 1st day of July, 2005.

Witness

Terry Bowering

**Allstar Restaurants**

(Seal)

Per: ______________________

Share Certificate No: 2

Company: Fastserve Foods Inc.

For: 100 Class A
Issued to: Allstar Restaurants

Dated: ______________________

From Whom Transferred - Terry Bowering
Folio

Dated: July 1, 2005

| No. of Original Certificate | No. Original Shares | No. of Shares Transferred |
|---|---|---|
| 1 | 100 Class A | 100 Class A |
| | | |

Received Certificate No. ______________

For ______________ Share

Dated: ______________

INCORPORATED IN THE PROVINCE OF SASKATCHEWAN

| **NUMBER** | | **SHARES** |
|---|---|---|
| 2 | Fastserve Foods Inc. | 100 Class A |

No issued shares of the Corporation shall be transferred unless and until the approval of the Board of Directors has been first sought and obtained.

THE CORPORATION IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS OR SERIES

THIS CERTIFIES THAT Allstar Restaurants

is the registered holder of 100 Class A Shares

fully paid-up and non-assessable in the Capital Stock of Fastserve Foods Inc.

*The shares represented by this certificate are transferable subject to the restrictions prescribed by the Articles of the Corporation. A copy of the full text thereof is obtainable on demand and without charge from the Corporation.*

*There are rights, privileges, restrictions and conditions attaching to the class of shares represented by this certificate and a full copy of the text thereof is obtainable by the shareholder on demand and without charge from the Corporation.*

FASTSERVE FOODS INC. Seal *

*IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Corporation this 1st day of July, 2005.*

______________________________

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